UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 883-9490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On February 11, 2025, SpringWorks Therapeutics, Inc. (“SpringWorks” or the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has approved GOMEKLI™ (mirdametinib), a small molecule MEK inhibitor, for the treatment of adult and pediatric patients 2 years of age and older with neurofibromatosis type 1 (“NF1”) who have symptomatic plexiform neurofibromas (“PN”) not amenable to complete resection. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 11, 2025, SpringWorks announced that the FDA has approved GOMEKLI™ (mirdametinib), a small molecule MEK inhibitor, for the treatment of adult and pediatric patients 2 years of age and older with NF1 who have symptomatic PN not amenable to complete resection. With the approval, SpringWorks was granted a rare pediatric disease priority review voucher by the FDA.

NF1 is a genetic disorder that currently affects approximately 100,000 children and adults in the United States. Patients with NF1 have approximately a 30-50% lifetime risk of developing plexiform neurofibromas, or PNs, which are tumors that grow in an infiltrative pattern along the peripheral nerve sheath and that can cause severe disfigurement, pain and functional impairment. There are approximately 40,000 people in the United States living with NF1-PN, the majority of whom are adults that have not had an approved medicine until GOMEKLI. Plexiform neurofibromas can transform into malignant peripheral nerve sheath tumors, an aggressive and potentially fatal disease. Surgical removal can be challenging due to the infiltrative tumor growth pattern of plexiform neurofibromas along nerves, and up to approximately 85% of plexiform neurofibromas are considered not amenable to complete resection.

GOMEKLI was approved under Priority Review and SpringWorks received a rare pediatric disease priority review voucher from the FDA. GOMEKLI was previously granted Orphan Drug and Fast Track designations for the treatment of NF1-PN.

The FDA approval of GOMEKLI is based on results from the Phase 2b ReNeu trial, which enrolled 114 patients with NF1-PN ≥2 years of age (58 adults and 56 pediatric patients). GOMEKLI met the primary endpoint of confirmed objective response rate (“ORR”), as assessed by blinded independent central review, demonstrating a 41% ORR (N=24/ 58) in adults and 52% in children (N=29/56). Tumor volume reductions were deep and durable; the median best percentage change in target PN volume was -41% (range: -90 to 13%) in adults and -42% (range: -91 to 48%) in children. Eighty-eight percent of adults and 90% of children with a confirmed response had a response of at least 12 months duration, and 50% and 48%, respectively, had a response of at least 24 months duration. Patients in both cohorts also experienced early and sustained significant improvements from baseline in pain, and quality of life, as assessed across multiple patient-reported outcome tools.

GOMEKLI demonstrated a manageable safety and tolerability profile. The most common adverse events (>25%) reported in adults receiving GOMEKLI were rash, diarrhea, nausea musculoskeletal pain, vomiting and fatigue. The most common adverse events (>25%) occurring in children were rash, diarrhea, musculoskeletal pain, abdominal pain, vomiting, headache, paronychia, left ventricular dysfunction, and nausea.

To support commercialization of GOMEKLI, SpringWorks has assembled a U.S. commercial field organization of 35 territory business managers plus regional business directors. For pricing, GOMEKLI dosing and cost will vary based on the body surface area of each patient, which takes into account both height and weight. SpringWorks has set a wholesale acquisition cost for GOMEKLI at $206.25 per mg.  SpringWorks estimates that the average cost of treatment will be approximately $22,000 per month for pediatric patients and $30,000 per month for adult patients.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, relating to SpringWorks’ business, operations, and financial conditions, including, but not limited to, current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, SpringWorks’ commercialization plans for GOMEKLI, SpringWorks’ expectations regarding the cost of GOMEKLI and the potential for GOMEKLI to become an important new treatment for adult and pediatric NF1-PN patients as well as statements relating to other future conditions. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “would,” “should” and “could,” and similar expressions or words, identify forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks relating to: (i) the success of SpringWorks’ commercialization efforts with respect to GOMEKLI, (ii) SpringWorks’ limited experience as a commercial company, (iii) SpringWorks’ pricing of GOMEKLI and its ability to obtain or maintain adequate coverage and reimbursement for GOMEKLI, (iv) the success and timing of SpringWorks’ product development activities, including the initiation and completion of SpringWorks’ clinical trials, (v) SpringWorks’ expectations regarding the potential clinical benefit of GOMEKLI for adult and pediatric NF1-PN patients, (vi) SpringWorks’ expectations regarding the market potential for GOMEKLI, (vii) SpringWorks’ expectations regarding when GOMEKLI will become available, (viii) the fact that topline or interim data from clinical studies may not be predictive of the final or more detailed results of such study or the results of other ongoing or future studies, (ix) the success and timing of SpringWorks’ collaboration partners’ ongoing and planned clinical trials, (x) the timing of SpringWorks’ planned regulatory submissions and interactions, including the timing and outcome of decisions made by the FDA, the European Medicines Agency (“EMA”) and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, (xi) whether FDA, EMA or other regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of SpringWorks’ product candidates, (xii) SpringWorks’ ability to obtain regulatory approval of any of its product candidates or maintain regulatory approvals granted for its products, (xiii) SpringWorks’ plans to research, discover and develop additional product candidates, (xiv) SpringWorks’ ability to enter into collaborations for the development of new product candidates and its ability to realize the benefits expected from such collaborations, (xv) SpringWorks’ ability to maintain adequate patent protection and successfully enforce patent claims against third parties, (xvi) the adequacy of SpringWorks’ cash position to fund its operations through any time period indicated herein, (xvii) SpringWorks’ ability to establish manufacturing capabilities, and its collaboration partners’ abilities to manufacture its product candidates and scale production, and (xviii) SpringWorks’ ability to meet any specific milestones set forth herein. Except as required by applicable law, SpringWorks does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although SpringWorks believe the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For further information regarding the risks, uncertainties and other factors that may cause differences between SpringWorks’ expectations and actual results, you should review the “Risk Factors” in Item 1A of Part I of SpringWorks’ Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by SpringWorks Therapeutics, Inc. on February 11, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2025	SpringWorks Therapeutics, Inc.

	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer